UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                MARCH 22, 1999


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                  9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

W.M. Feltner, Chairman of the Board of F&M National Corporation, Winchester, Virginia, together with Danny R. May, President of Security Bank, Manassas, Virginia, jointly announced today the completion of the merger of Security Bank into F&M Bank-Northern Virginia.

The plan for the merger provides for an exchange rate of 0.653 shares of F&M common stock for each outstanding share of Security
Bank Corporation common stock.

F&M Bank-Northern Virginia will now operate 30 full-service banking offices in the cities of Alexandria, Fairfax, Falls Church, and Manassas, and the counties of Fairfax and Prince William. The addition of Security Bank increases F&M Bank-Northern Virginia's banking locations by two and increases its total assets from approximately $666.2 million as of February 28, 1999, to approximately $726 million at the merger date.

Mr. Feltner stated that Security Bank is a sound financial institution with a competent staff and is located in an area of Virginia with strong growth potential.

F&M, with assets in excess of $2.88 billion, is a multi-bank holding company headquartered in Winchester, Virginia. It operates seven banking affiliates in Virginia, one banking affiliate in Maryland, and one banking affiliate in West Virginia. F&M offers insurance services through its subsidiary, F&M Insurance Agency, Inc. F&M also operates F&M Trust Company. F&M's common stock is listed on the New York Stock Exchange under the symbol FMN.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CFO

DATE:  March 22, 1999